Exhibit 107.1

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Tevogen Bio Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	Other	24,551,308	(2)	$0.7725	(3)	$18,965,885.43	0.0001476	$2,799.37
Fees to Be Paid	Equity	Warrants to purchase shares of Common Stock	Other	725,000		—		—	—	—	(4)
Fees to Be Paid	Equity	Common Stock	Other	17,974,978	(5)	$11.50		$206,712,247.00	0.0001476	$30,510.73
Fees Previously Paid	-	-	-	-		-		-		-
	Total Offering Amounts							$225,678,132.43		$33,310.10
	Total Fees Previously Paid									$33,344.31
	Total Fee Offsets									$0.00
	Net Fee Due									$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the registrant that may become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction.

(2)	Represents the sum of (i) 8,988,889 shares of Common Stock issued in connection with the Business Combination (as defined in the prospectus that forms a part of this registration statement), (ii) 174,000 shares of Common Stock issued pursuant to the Conversion Agreements (as defined in the prospectus), (iii) 1,651,000 shares of Common Stock issued pursuant to the Subscription Agreements (as defined in the prospectus), (iv) 500,000 shares of Common Stock issued pursuant to the Fee Reduction Agreement (as defined in the prospectus), (v) 600,000 shares of Common Stock issued pursuant to the Letter of Engagement (as defined in the prospectus), (vi) 500,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants (as defined in the prospectus), (vii) 10,337,419 shares of Common Stock issued upon assumption and conversion of the Tevogen Bio Convertible Notes (as defined in the prospectus), (viii) 500,000 shares of Common Stock issuable upon the conversion of shares of the Series A Preferred Stock, par value $0.0001 per share, of the registrant, (ix) 300,000 shares of Common Stock issuable upon the conversion of shares of the Series A-1 Preferred Stock, par value $0.0001 per share, of the registrant, and (x) 1,000,000 shares of Common Stock issued pursuant to the Loan Agreement (as defined in the prospectus).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for a share of the Common Stock as reported on The Nasdaq Stock Market LLC on June 20, 2024 (such date being within five business days prior to the date that this registration statement was originally filed with the U.S. Securities and Exchange Commission).

(4)	In accordance with Rule 457(g), the entire registration fee for the Private Placement Warrants is allocated to the shares of Common Stock underlying the Private Placement Warrants, and no separate fee is payable for the Private Placement Warrants.

(5)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, with each such Warrant exercisable for one share of Common Stock, subject to adjustment, for an exercise price of $11.50 per share.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock	24,500,000	(1)	$269,745,000.00	Form S-4	333-274519	1/4/2024

(1)	No registration fee is payable in connection with 24,500,000 shares of Common Stock issuable upon the achievement of certain earnout triggering events, as described in the prospectus that forms a part of this registration statement, previously registered under the registrant’s registration statement on Form S-4, as amended (File No. 333-274519), which was declared effective on January 4, 2024 (the “Prior Registration Statement”), because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.